Exhibit 3.2
BY-LAWS
OF
METROCORP, INC.
ARTICLE I
OFFICES
     SECTION 1. Principal Offices. The principal office of the Corporation in the State of Iowa shall be located in the City of Davenport and County of Scott. The principal office in the State of Illinois shall be located in the City of East Moline and County of Rock Island. The Corporation may have such other offices, either within or without the States of Illinois or Iowa, as the business of the Corporation may require from time to time.
     SECTION 2. Registered Office. The registered office shall be in the City of East Moline, County of Rock Island, State of Illinois.
ARTICLE II
STOCKHOLDERS
     SECTION 1. Annual Meeting. There shall be an annual meeting of the stockholders on the third Monday in December of each year at one thirty o’clock P.M. for the election of Directors and for the transaction of such other business as may come before the meeting. The place of the meeting shall be at the principal office of the Corporation in the State of Illinois. The Directors by a majority affirmative vote may designate an alternate place, date, or hour.
     SECTION 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, and may be called upon request in writing from the holders of at least fifty-one percent of the capital stock specifying the purpose or purposes for which such meeting shall be called.
     SECTION 3. Notice of Meetings. Unless a different manner of giving notice is prescribed by statute, written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Whenever any notice is required to be given under the provision of the statutes or of the certificate of incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
     SECTION 4. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than forty days, and in case of a meeting of the stockholders, not less than ten days prior to the date on which the particular action, regarding such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of the stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of a meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of stockholders.
     SECTION 5. Inspectors of Election. Inspectors of Election shall be appointed by the Board of Directors or the Executive Committee to act at any meeting of stockholders at which any election is held. The Inspectors of Election shall examine proxies, pass upon their regularity, receive the votes and act as tellers, or perform any other duties which the stockholders may require of them at said meeting.
     SECTION 6. Quorum. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. In the absence of a quorum, a meeting may be adjourned from time to time without notice to the stockholders. Unless otherwise provided by law, a majority of the votes cast shall decide every matter submitted to the stockholders at any meeting.
     SECTION 7. Voting Rights. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. In all elections for Directors every stockholder shall have the right to vote, in person or by proxy, for the number of shares of stock owned by the stockholder, for as many persons as there are Directors to be elected.
     SECTION 8. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.
ARTICLE III
DIRECTORS
     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
     SECTION 2. Number, Tenure and Qualifications. The Board of Directors of the Corporation shall consist of such number of Directors, not less than five (5) nor more than twenty-five (25), as shall be fixed from time to time by the Directors or the stockholders in accordance with the provisions of the general corporate laws of the State of Illinois and the Certificate of Incorporation. The number of Directors which shall constitute the whole Board shall be six upon adoption of these By-laws. Each Director shall own free of any lien or encumbrance the number of shares of the capital stock required by law.
     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held at least once each month at such place, date and hour as the Board may appoint. In the absence of a specific resolution setting an alternative place, date, or hour, the regular meeting of the Board of Directors shall be held without notice at two-thirty o’clock P.M. on the third Monday of each month at the principal office of the Corporation in the State of Illinois. If an alternative place, date or hour is appointed, then and only then shall notice be given to the Directors which may be given by telephone, fax, or orally. Whenever any notice is required to be given to Directors under the provisions of law, the Certificate of Incorporation, or these By-laws, a written waiver signed by the Director whether before or after the time stated herein, shall be deemed equivalent to notice.
     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two Directors. The person or person requesting such meeting may fix the time and place thereof. Notice of any special meeting shall be mailed to or left for the Directors at their offices or homes, or delivered or given in person at least twenty-four hours prior to the meeting. Whenever any notice is required to be given to Directors under the provisions of law, the Certificate of Incorporation, or these By-laws, a written waiver signed by the Director whether before or after the time stated herein, shall be deemed equivalent to notice.
     SECTION 5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     SECTION 6. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except on additions, amendments, repeal or any changes whatsoever in the By-laws or the adoption of new By-laws, when the affirmative votes of at least a majority of the members of the Board shall be necessary for the adoption of such changes. On any question, the Chairman of the Board may call for voice vote, acclamation, show of hands, or written ballot. Directors shall not vote by secret ballot. Any Director, including the Chairman of the Board, may order that a vote be taken by yeas and nays, in which case the Secretary shall call the roll, and record the answer of each Director individually.
     SECTION 7. Directors’ Compensation. The Directors shall receive such compensation as may be fixed by the Board for attendance at meetings of the Board or for service on any Committee of the Board.
     SECTION 8. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the vacancy may be filled by the stockholders, a majority of the Board of Directors remaining in office, or, if the Directors remaining in office constitute fewer than a quorum, by an affirmative vote of a majority of all the Directors remaining in office.
     SECTION 9. Honorary Directors. There is hereby created the office of Honorary Member of the Board of Directors. An Honorary Director shall be nominated by the Chairman of the Board of Directors or by any member of the Board and shall be elected by a majority of the Board of Directors at any regular or special meeting for a period of one year from such election. Honorary Directors may attend any special or regular meeting of the Board, but shall receive no remuneration therefore. Honorary Directors shall be allowed to speak on all matters brought before the Board and shall give advice and recommendations to the Board as requested. Honorary Directors shall have no power to vote or to be counted as present for the purpose of a quorum. Honorary Directors shall be elected by the Board of Directors by reason of past distinguished service to the Board, the Corporation, or the community, or other reasons determined by the Board. Any listing of Honorary Directors shall indicate their status as Honorary Directors.
ARTICLE IV
STANDING COMMITTEES
     SECTION 1. Executive Committee. The Chairman of the Board shall at the annual organizational meeting held after the annual stockholders meeting, appoint two Directors who, with the Chairman of the Board and the President, shall constitute and be called the Executive Committee. In case of the absence or inability to act of either the Chairman of the Board or the President, a Vice-President shall act as a member of the Executive Committee. Each Director so appointed shall act as a member of the Committee until another is appointed and acts in that Director’s place. The Chairman of the Board shall preside at all meetings of the Committee, and in case any member or members of the Executive Committee are unable to be present at any meeting, the Chairman of the Board or the remaining members or member of the Executive Committee, or such of said members as are present, may appoint another Director or another Directors to act temporarily in place of such absent member or members. In case of the absence or inability to act of the Chairman of the Board to act as the Chairman of the Executive Committee, the duties and powers given to the Chairman in this Article shall vest in the President. Three members of the

Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee may, while the Board of Directors is not in session, exercise all or any such of the powers of the Board of Directors as the Board may lawfully delegate. The Executive Committee shall, at all times be subject to call of the Chairman of the Board or any member of the committee, and will otherwise meet as needed. The Executive Committee shall report all its actions at the next regular meeting of the Board of Directors.
     SECTION 2. Audit Committee. An Audit Committee, consisting of two outside Directors who are not also on any banking Trust Committee shall be appointed each year by the Chairman of the Board or the Executive Committee for the purpose of reviewing the Corporation’s internal auditing program, the scope of the work being done by certified public accountants and reports of examinations by supervising authorities. The Committee may report to the Board of Directors, in writing, the results of their review.
     SECTION 3. Other Committees. The Chairman of the Board may appoint from time to time other committees of Directors for such purposes and with such powers as the Board may determine.
ARTICLE V
THE OFFICERS
     SECTION 1. Number and Term of Office. The officers of the Corporation shall be a Chairman of the Board, and a President, each of whom shall be a Director, one or more Vice Presidents, a Secretary, an Auditor, and such other officers as may from time to time be appointed by the Board of Directors. Any two or more offices may be held by the same person, except the President and the Secretary. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Vacancies or new offices may be filled at any time. Each officer shall hold office until a successor shall have been duly elected or appointed or until that officer’s death or until the officer shall resign or shall have been removed by the Board of Directors.
     SECTION 2. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.
     SECTION 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and at all meetings of the Executive Committee and at all meetings of the stockholders.
     SECTION 4. President. The President shall be the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board or Executive Committee, and also shall preside at all meetings of the stockholders. The President shall have the power and shall exercise the duties pertaining generally to the office of the President, including those conferred or imposed by statute and shall be the general supervisor of the affairs and business of the Corporation and the management thereof subject to the direction of the Board of Directors or of the Executive Committee. In all cases where the duties of the other executive officers are not prescribed by statute, in these By-laws or by resolution of the Directors, they shall be performed under the orders and instructions of the President. The President shall perform the duties of a treasurer, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
     In the case of the death, absence, or other inability to act of the President, all of the President’s powers and duties of all kinds under these By-laws and under the laws under which the Corporation is created may be vested in and discharged by any officer as designated by the Board of Directors, and in performing, in the absence or during the disability of the President, any of the duties imposed by the laws under which this Corporation is organized, such officer shall sign as President and, for such purposes, shall actually be the President of this Corporation.
     SECTION 5. Loans, Purchases and Sales of Property. The President, or any Vice President or any other officer granted lending authority by the Board of Directors, is authorized and empowered to make discounts and loans, grant acceptance credits, execute commercial acceptances; is authorized and empowered to purchase any drafts, acceptances, notes, stocks, bonds or other securities, or any real or personal property, with the funds of the Corporation or funds held by the Corporation in any fiduciary capacity or otherwise, and is further authorized and empowered to sell, exchange, transfer or dispose of any of the same whether held by the Corporation in an investment, fiduciary or other capacity or transferred to or held by the Corporation by way of collateral security or any debt or loan; and the officer may in that officer’s discretion execute and acknowledge all proper and necessary instruments and papers in connection with any of the foregoing within such limits, if any, as may be set out by the Board. The Secretary or other officer designated by the President from time to time in writing, is authorized to exercise any of the above powers and perform any of the above functions within such limits, if any, as may be set out in such Executive Instructions.
     SECTION 6. Borrowing. The President and any Vice President or any two Vice Presidents shall have authority to borrow money and to pledge or hypothecate any securities or any stocks, bonds, notes or any property, real or personal, belonging to the Corporation, or rediscount any notes or obligations belonging to the Corporation, whenever in their judgment it is necessary so to do, and to indorse or guarantee in its name any notes or obligations payable to or belonging to the Corporation, or to execute in its name and acknowledge any instrument or instruments, assignment or assignments, of any bonds, certificates of stock, or any property, real or personal, belonging to the Corporation required for such purpose or purposes.
     SECTION 7. Other Corporate Acts. The President or any Vice President or any other officer is authorized, in that officer’s discretion, to do or perform any and all corporate and official acts in carrying on the business of the Corporation, either of its own or when acting in any fiduciary capacity whatsoever, and he is hereby empowered, in that officer’s discretion, to appoint all necessary agents and attorneys, also to make, execute and acknowledge all deeds, mortgages, releases, leases, agreements, proxies, contracts, bills of sale, mortgage, lease, assignment, transfer, management or handling in any way of any property of any description held or controlled by the Corporation, either in its own right or in any fiduciary capacity, and either the Secretary or any Vice President is authorized to attest and affix the corporate seal to any and all instruments in writing requiring such attestation or which are executed under seal. The enumeration of particular powers to this By-law shall not restrict or be taken to restrict in any way the general powers and authority herein given to said officers or any of them.
     SECTION 8. Receipt of Property. The President or any Vice President or any other officer shall have the power to receive the principal, interest and dividends on all United States and other bonds and stocks and on all other corporate and other securities owned by the Corporation, or held by it in trust or as agent, or in any other fiduciary capacity, and to receipt for the same if required.
     SECTION 9. Other Authorities. The President or any Vice President or any other officer shall have authority to sign checks, drafts, certifications, receipts and orders for the payment money, receipts for securities and orders for the delivery of securities; to endorse notes, bills, checks, drafts, certificates of deposit and acceptances, in all the business transactions of the Corporation.
     SECTION 10. The Secretary. The Secretary shall have the custody of the corporate seal and the Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary shall see that proper notices are sent of the meetings of the stockholders, the Board of Directors and the Executive Committee, and shall see that all proper notices are given, as required by these By-

laws. The Secretary shall keep the minutes of all meetings of stockholders and Directors and all committees which may request their services.
     In case of the death, absence or other inability to act of the Secretary, all the Secretary’s powers and duties of all kinds under these By-laws and under the laws under which the Corporation is created shall be vested in and discharged by any one of the Vice Presidents until the Board of Directors designates a new Secretary, and, in performing in the absence or during the disability of the Secretary, any of the duties imposed by the laws under which this Corporation is organized, any other officer except for the President shall sign as Secretary and, for such purposes, shall actually be the Secretary of this Corporation.
     SECTION 11. The Auditor. The Auditor and Assistant Auditors shall make examinations from time to time of all the affairs, books, accounts, statements, money, securities and assets owned by the Corporation, or held by it in any fiduciary capacity, reporting in writing the results of the examination to the Board of Directors at its next meeting. Should the Auditors in their examination find any irregularities in any of the books, accounts, statements, monies, securities, assets or affairs of the Corporation, either in its individual or in any fiduciary capacity, they shall at once report the same in writing to the Chairman of the Board, to the President, and to the Board of Directors at its next meeting.
     SECTION 12. Releases. The President or any Vice President or any other officer is authorized to sign the corporate name to all releases and satisfactions of trust deeds and mortgages under which the Corporation is acting as a fiduciary or Mortgagee and either the Secretary or any other officer is authorized to attest the signature of the officer so signing and to affix the corporate seal to said instrument; and all releases deeds and satisfactions of mortgages so signed, sealed and attested shall be valid instruments of the Corporation.
     SECTION 13. Additional Authorizations. The Board of Directors may authorize any officer or employee to exercise any of the powers or to perform any of the functions specified in Sections 5 to 12, both inclusive, of this Article within such limits, if any, as may be set forth in the authorizing resolution.
     SECTION 14. Fidelity Bonds. Satisfactory bonds covering each officer and employee of the Corporation for the faithful discharge of their respective duties shall be carried at all times.
     SECTION 15. Required Vacations. At least once in every year of employment, each officer and employee shall be required to be absent from the Corporation for a period of not less than ten consecutive business days, provided they are entitled to at least ten days paid vacation.
ARTICLE VI
INDEMNIFICATION
     SECTION 1. Indemnification. The Corporation shall indemnify all persons made parties to any action, suit or proceeding, civil or criminal, by reason of the fact that they are or were either Directors, officers or employees of the Corporation or of any corporation, partnership, joint venture, trust or other enterprise which they served in such capacities at the request of the Corporation. Such persons shall be indemnified against judgments, fines, and other liabilities (including amounts paid in settlement) sustained as a result of, and reasonable expenses (including attorneys’ fees) incurred in connection with, the defense or the compromise or settlement of any such action, suit or proceeding, or in connection with the appeal thereof, subject to the limitations set forth in this Article.
     SECTION 2. Limitations. An indemnification under this Article shall be limited under the following circumstances:

     (i) In the event of a final adjudication of such action, suit or proceeding, such person shall not be indemnified with respect to any matter as to which they have been adjudged liable for gross negligence or knowing and intentional misconduct in the performance of their duties to the Corporation.
     (ii) In the event that such action, suit or proceeding is compromised or settled before final adjudication thereof, such persons shall not be indemnified unless there shall be a Qualified Determination that they acted without gross negligence and that their actions did not constitute knowing and intentional misconduct in the performance of their duties to the Corporation.
     (iii) Such persons shall not be indemnified for any amounts incurred in any administrative proceeding or action instituted by an appropriate Corporation regulatory agency which resulted in a final order assessing civil money penalties or requiring affirmative action by such person or persons in the form of payments to the Corporation, or whenever such indemnification is otherwise prohibited by the general corporate laws of the State of Illinois, appropriate Corporation regulatory agency regulations, or other applicable law.
     SECTION 3. Exception. A judgment or conviction in a criminal action, suit or proceeding or termination of such proceeding by a plea of nolo contendere or its equivalent shall not be deemed an adjudication that the Director, officer, or employee is liable for gross negligence or knowing and intentional misconduct in the performance of their duties to the Corporation if there is a Qualified Determination that the action complained of on the part of the Director, officer, or employee was taken in good faith in what they considered to be in the best interests of the Corporation and on the reasonable assumption of its legality.
     SECTION 4. Expense Advances. Expenses incurred by persons who may have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if authorized in the sole discretion of the Board of Directors by a majority vote, upon receipt of a written undertaking on behalf of such persons to repay such amounts, unless it is ultimately determined that they are entitled to be indemnified by the Corporation pursuant to a Qualified Determination.
     SECTION 5. Qualified Determination Defined. As used in this Article, the words “Qualified Determination” means that the matter in question shall be determined either:
     (i) by a court order, or
     (ii) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
     (iii) if there are no such Directors or if such disinterested Directors so direct, by independent legal counsel in a written opinion, or
     (iv) by vote of the majority of the stockholders.
     SECTION 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any persons who are or were Directors, officers, or employees of the Corporation or are or were serving at the request of the Corporation as a Director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such persons and incurred by them in any such capacity or arising out of their status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article or applicable state or federal laws.

     SECTION 7. Unimpaired Rights. The foregoing rights of indemnification shall not be exclusive of any other rights which any Director, officer, or employee may have as a matter of law. The foregoing rights of indemnification shall, in the case of the death of a Director, officer, or employee inure to the benefit of the decedent’s estate.
ARTICLE VII
CAPITAL STOCK
     SECTION 1. Certificates of Stock. The certificates of stock of the Corporation shall be numbered as they are issued, shall exhibit the owner’s name and the number of shares, and shall be signed by either the Chairman of the Board or the President or any Vice President, together with either the Secretary or an additional Vice President, and shall bear the corporate seal. Transfers of stock shall be made only on the books of the Corporation either by the holder in person or by duly authorized attorney; and the possession of a certificate of stock shall not be regarded as vesting any ownership of the same in any other than the person in whose name it is issued (as between the Corporation and such other holder) until the transfer is duly made on the books of the Corporation, as aforesaid. The Secretary, or in the Secretary’s absence any officer designated by the President, shall see that proper certificates showing the transfers of the Capital Stock of the Corporation, as they are made on the books of the Corporation, are executed and filed as required by law.
     SECTION 2. Surrender of Certificates. Books for the entry and transfer of the stock of the Corporation shall be in charge of the Secretary or any officer designated by the President and no transfer shall be made, and no certificates issued, except after the surrender and cancellation of the certificate or certificates, previously issued therefore, or proof of their loss, as provided in Section 3.
     SECTION 3. Lost Certificates. If any person requests that a certificate of stock of the Corporation be issued in place of one lost or destroyed, the person shall make an affidavit of the fact, and in it state the circumstances of the loss or destruction of said certificate, and the person shall transmit to the Corporation an affidavit, and shall give to the Corporation and to the registrar, if required by either, a satisfactory bond of indemnity, with one or more sureties, against any damage that may arise from issuing a new certificate in place of that said to have been lost or destroyed.
ARTICLE VIII
FISCAL YEAR
     SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of November and close on the last day of October.
ARTICLE IX
APPLICABLE LAW
     SECTION 1. Effective Date. Upon adoption by the Board of Directors, these Bylaws shall supersede all prior By-laws, amendments, and resolutions relating to the matters governed by the Articles herein set forth.
ARTICLE X
AMENDMENTS
     SECTION 1. Amendments. These By-laws may be altered, amended or repealed and new By-laws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the members of the Board.